                                                                    Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated January 11, 1999, on the consolidated financial statements of Lakeland Bancorp, Inc. (the "Company") and Subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, in the Registration Statement on Form S-4 filed by the Company. Additionally, we hereby consent to the references to our firm under the heading "Experts" in such Registration Statement.



                                                Radics & Co., LLC



Pine Brook, New Jersey
June 2, 1999